AMENDMENT TO
                                     BY-LAWS
                                       OF
                        EATON VANCE MUNICIPAL INCOME FUND


                                October 14, 2002





Pursuant to ARTICLE XIII of the BY-LAWS of Eaton Vance Municipal Income Fund (the "Trust"), upon the unanimous written consent of the Trustees of the Trust, the BY-LAWS of the Trust are amended to reflect the change of name of the Trust to Eaton Vance Municipal Income Trust II.



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